Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2012

CONTACT:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Receipt of Shareholder Approvals for Acquisitions of Florida Gulf Bancorp, Inc. and Florida Gulf Bank

Lafayette, Louisiana – IBERIABANK Corporation (NASDAQ: IBKC), the holding company for IBERIABANK (www.iberiabank.com), announced today the shareholders of Florida Gulf Bancorp, Inc. have approved the acquisition of Florida Gulf Bancorp, Inc. by IBERIABANK Corporation.

William P. Valenti, President and Chief Executive Officer of Florida Gulf commented, “Today’s overwhelming approval by our shareholders is the final step in the process to consummate this transaction. We are excited to become part of the IBERIABANK family. Together, we remain committed to serving our clients’ needs and local decision-making. We look forward to the benefits of being one of the strongest banks serving Southwest Florida.”

Florida Gulf Bancorp, Inc. is the holding company for Florida Gulf Bank with headquarters in Fort Myers, Florida. At June 30, 2012, Florida Gulf Bancorp, Inc. had total consolidated assets of $357 million, $240 million in net loans, and $287 million in total deposits.

At June 30, 2012, IBERIABANK Corporation had total consolidated assets of $12.1 billion, shareholders’ equity of $1.5 billion, and a tangible common equity ratio of 9.37%. IBERIABANK Corporation’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.”

IBERIABANK Corporation is a bank holding company headquartered in Lafayette, Louisiana. IBERIABANK Corporation has 269 combined offices, including 179 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 59 locations in 12 states. IBERIABANK Corporation also has eight locations with representatives of IBERIA Wealth Advisors in four states, and one office of IBERIA Capital Partners, L.L.C.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and accounting for, acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure, hurricanes and other adverse weather events, the volatility and low trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Additional Information About The Florida Gulf Bancorp, Inc. Transaction

In connection with the proposed merger, IBERIABANK Corporation has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that contains a proxy statement/prospectus for shareholders of Florida Gulf Bancorp, Inc. Investors may obtain a free copy of the proxy statement/prospectus and other documents containing information about IBERIABANK Corporation, Florida Gulf Bancorp, Inc., and the proposed transaction, without charge, at the SEC’s website at http://www.sec.gov.

Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus may also be obtained, for free, from the IBERIABANK Corporation website, http://www.iberiabank.com, under the heading “Investor Information”.